                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Lynch Corporation (the "Company")
on Form  10-Q for the  period  ending  September  30,  2005,  as filed  with the
Securities and Exchange Commission on the date hereof (the "Report"), I, John C.
Ferrara,  Chief Executive Officer of the Company, and I, Eugene Hynes, Principal
Financial Officer of the Company,  certify,  pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)  The Report fully complies with the  requirements  of section 13(a)
    or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all material respects,  the financial  condition and result of operations of the
    Company.

                                                  /s/ JOHN C. FERRARA
                                                  ------------------------------
                                                  John C. Ferrara
                                                  CHIEF EXECUTIVE OFFICER
November 10, 2005

                                                 /s/ EUGENE HYNES
                                                 -------------------------------
                                                 Eugene Hynes
                                                 PRINCIPAL FINANCIAL OFFICER
November 10, 2005

    A signed original of this written statement required by Section 906 has been provided to Lynch  Corporation  and will be retained  by Lynch  Corporation  and furnished to the Securities and Exchange Commission or its staff upon request.